Exhibit 10.1

AMENDMENT NO. 1 TO LETTER

AGREEMENT

This Amendment No. 1 to Letter Agreement (the “Amendment”) is made and entered into as of March 24, 2023 (the “Effective Date”) and amends that certain Letter Agreement, dated as of February 24, 2021 (the “Letter Agreement”), by and among Flame Acquisition Corp., a Delaware corporation (the “Company”), Flame Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), FL Co-Investment LLC (“FL Co-Investment”), Intrepid Financial Partners L.L.C. (“Intrepid Financial Partners,) and the individuals party thereto (collectively, the “Insiders”). The Company, the Sponsor, FL Co-Investment, Intrepid Financial Partners and the Insiders are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Letter Agreement.

RECITALS

WHEREAS, the Parties desire to amend the terms of the Letter Agreement as set forth herein.

WHEREAS, Section 12 of the Letter Agreement provides, in part, that the Letter Agreement may be amended only by a written instrument executed by each of the Parties.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, effective as of the Effective Date, to amend the Letter Agreement by deleting the penultimate sentence of Section 9 of the Letter Agreement and replacing it in its entirety with the following:

Up to $3,500,000 of the loans referenced in clause (b) above (excluding any Sponsor loan to the Company that is designated to be used by the Company to pay or advance out-of-pocket expenses of a Target in connection with a proposed Business Combination) may be convertible into warrants at a price of $1.00 per Warrant at the option of the lender.

1. Entire Agreement. This Amendment and the Letter Agreement constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof and no Party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. In the event of any inconsistency or conflict between the provisions of the Letter Agreement and this Amendment, the provisions of this Amendment will prevail and govern.

2. Further Assurances. The Parties hereto agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Amendment.

3. Ratification. All terms and provisions of the Letter Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the date of this Amendment, all references to the term “Letter Agreement” in this Amendment or the Letter Agreement shall include the terms contained in this Amendment.

4. Incorporation by Reference. Sections 12, 13, 14, 15, 16, 17 and 18 of the Letter Agreement are incorporated herein and shall apply to this Amendment mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed on its behalf as of the day and year first above written.

FLAME ACQUISITION CORP.

By:	/s/ Gregory D. Patrinely
Name: Gregory D. Patrinely

FLAME ACQUISITION SPONSOR LLC

By:	/s/ Gregory D. Patrinely
Name: Gregory D. Patrinely

FL CO-INVESTMENT LLC

By:	/s/ Stephen Lasota
Name: Stephen Lasota

INTREPID FINANCIAL PARTNERS, L.L.C.

By:	/s/ Christopher F. Winchenbaugh
Name: Christopher F. Winchenbaugh

INSIDERS:

By:	/s/ James C. Flores
Name: James C. Flores

By:	/s/ Gregory D. Patrinely
Name: Gregory D. Patrinely

By:	/s/ Michael E. Dillard
Name: Michael E. Dillard

By:	/s/ Gregory P. Pipkin
Name: Gregory P. Pipkin

By:	/s/ Christopher B. Sarofim
Name: Christopher B. Sarofim